CSI COMPRESSCO LP ANNOUNCES FOURTH QUARTER 2023 RESULTS; PROVIDES 2024 GUIDANCE

THE WOODLANDS, Texas (March 1, 2024) / PRNewswire / - CSI Compressco LP (“CSI Compressco”, “CCLP” or the “Partnership”) (NASDAQ: CCLP) today announced fourth quarter and total year 2023 results.

Fourth Quarter 2023 Summary
•Total revenues for fourth quarter 2023 were $98.3 million compared to $94.0 million for fourth quarter 2022.
•Net loss for fourth quarter 2023 was $3.3 million compared to $4.2 million for fourth quarter 2022.
•Adjusted EBITDA for fourth quarter 2023 was $34.7 million compared to $31.4 million for fourth quarter 2022.
•Distributable cash flow for fourth quarter was $13.7 million compared to $13.0 million for fourth quarter 2022
•Net leverage ratio was 4.8x at the end of the fourth quarter of 2023 compared to 5.5x for fourth quarter 2022.
•Utilization at the end of the fourth quarter 2023 was 87.1% compared to 86.8% in the fourth quarter 2022.
•Distribution coverage ratio for fourth quarter 2023 was 9.7x compared to 9.2x in the fourth quarter 2022.
•Fourth quarter distribution of $0.01 per common unit was paid on February 14, 2024.

Total Year 2023 Summary
•Total revenues for 2023 were $386.1 million compared to $353.4 million in 2022.
•Net loss was $9.5 million compared to a net loss of $22.1 million in 2022.
•Adjusted EBITDA was $131.8 million compared to $114.5 million in 2022.
•Distributable cash flow was $51.5 million compared to $42.4 million in 2022.
•Long-term debt, net as of December 31, 2023 totals $628.6 million compared to $634.0 million as of December 31, 2022.

Fourth Quarter 2023 and Full Year 2023 Results

CSI Compressco’s fourth quarter results 2023 represent a continued improvement in the business. Fourth quarter 2023 revenue grew 5% year over year. Fourth quarter 2023 Adjusted EBITDA grew 11% year over year.

Net cash used in operating activities was $2.4 million in the fourth quarter 2023 compared to $35.2 million net cash provided by operating activities in the third quarter 2023. Our year-end liquidity was $47.5 million, compared to $68.2 million at the end of the third quarter of 2023 and $46.4 million at the end of 2022. Liquidity is defined as unrestricted cash on hand plus availability under our revolving credit facilities.

    This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”): Adjusted EBITDA, distributable cash flow, distribution coverage ratio, free cash flow, and net leverage ratio. Please see Schedules B-D for reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

    Unaudited results of operations for the quarter ended December 31, 2023 compared to the prior quarter and the corresponding prior year quarter are presented in the table below.

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
	(In Thousands)
Net loss	$(3,347)	$(947)	$(4,246)
Adjusted EBITDA	$34,667	$33,839	$31,359
Distributable cash flow	$13,680	$13,959	$13,020
Net cash provided by (used in) operating activities	$2,382	$35,162	$(8,420)
Free cash flow	$(14,909)	$22,949	$(17,182)

As of December 31, 2023, our compressor fleet horsepower was 1,175,917 and fleet horsepower in service was 1,024,530 (we define the overall service fleet utilization rate as the service compressor fleet horsepower in service divided by the total compressor fleet horsepower). Idle horsepower equipment under repair is not considered utilized, but we do count units on standby as utilized when the client is being billed a standby service rate.

Balance Sheet

    Cash on hand at December 31, 2023 was $7.0 million and $56.8 million was outstanding on the Partnership’s credit facilities. Our debt maturity schedule reflects $400.0 million of first lien secured bonds due in April 2025 and $172.7 million of second lien secured bonds due in April 2026. Net leverage ratio as of December 31, 2023 was 4.8x.

Capital Expenditures

We expect capital expenditures in 2024 to range from $52.0 million to $69.0 million. These capital expenditures include approximately $20.0 million to $27.5 million of maintenance capital expenditures, approximately $30.0 million to $37.5 million of capital expenditures primarily associated with the expansion of our contract services fleet, and $2.0 million to $4.0 million of capital expenditures related to investments in technology and facilities.

Fourth Quarter 2023 Cash Distribution on Common Units

    On January 18, 2024, CSI Compressco announced that the board of directors of its general partner declared a cash distribution attributable to the fourth quarter of 2023 of $0.01 per outstanding common unit, which was paid on February 14, 2024, to common unitholders of record as of the close of business on January 31, 2024. The distribution coverage ratio for the fourth quarter of 2023 was 9.7x.

2024 Annual Guidance

CSI is providing annual guidance as detailed below:

	2024 Guidance
	Low	High
	(In Thousands)
Adjusted EBITDA	$135,000	$145,000
Capital Expenditures:
Growth Capital Expenditures	$30,000	$37,500
Growth - Other Capital Expenditures(1)	2,000	4,000
Maintenance Capital Expenditures	20,000	27,500
Total Capital Expenditures	$52,000	$69,000

(1) “Growth - Other Capital Expenditures” includes investments in technology and facilities

Conference Call

    Due to the pending merger with Kodiak Gas, Inc., CSI Compressco will not host a conference call or webcast to discuss its results for the fourth quarter and year ended December 31, 2023.

CSI Compressco Overview

    CSI Compressco is a provider of contract services including natural gas compression services and treating services. Natural gas compression is used for natural gas and oil production, gathering, artificial lift, transmission, processing, and storage. Treating services include removal of contaminants from a natural gas stream and cooling to reduce the temperature of produced gas and liquids. CSI Compressco’s compression and related services business includes a fleet of approximately 4,300 compressor packages providing approximately 1.2 million in aggregate horsepower, utilizing a full spectrum of low-, medium- and high-horsepower engines. Our treating fleet includes amine units, gas coolers, and related equipment. CSI Compressco’s aftermarket business provides compressor package overhaul, repair, reconfiguration, and maintenance services as well as the sale of compressor package parts and components manufactured by third-party suppliers. Our customers comprise a broad base of natural gas and oil exploration and production, midstream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States, as well as in a number of international locations. including the countries of Mexico, Canada, Argentina and Chile. CSI Compressco’s General Partner is owned by Spartan Energy Partners LP.

Forward-Looking Statements

    This news release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP LLC. Forward-looking statements in this news release are identifiable by the use of the following words and other similar words: “anticipates,” “assumes,” “believes,” “budgets,” “could,” “estimates,” “expectations,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “schedules,” “seeks,” “should,” “targets,” “will,” and “would.” These forward-looking statements include statements, other than statements of historical fact, including anticipated return of standby equipment to in service, the redeployment of idle fleet compressors, joint-bidding on potential projects with Spartan, commodity prices and demand for CSI Compressco’s equipment and services and other statements regarding CSI Compressco’s beliefs, expectations, plans, prospects and other future events, performance, and other statements that are not purely historical. Such forward-looking statements reflect our current views with respect to future events and financial performance, and are based on assumptions that we believe to be reasonable, but such forward-looking statements are subject to numerous risks and uncertainties, including but not limited to: economic and operating conditions that are outside of our control, including the trading price of our common units, and the supply, demand, and price of oil and natural gas; the levels of competition we encounter; our dependence upon a limited number of customers and the activity levels of our customers; the levels of competition we encounter; our ability to renew our contracts with our customers, which are generally short-term contracts; the availability of adequate sources of capital to us, including changes to interest rates; our existing debt levels and our ability to obtain additional financing; our ability to continue to make cash distributions, or increase cash distributions from current levels, after the establishment of reserves, payment of debt service and other contractual obligations; the restrictions on our business that are imposed under our long-term debt agreements; the credit and risk profile of Spartan Energy Partners; risks related to acquisitions and our growth strategy; the availability of raw materials and labor at reasonable prices; risks related to our foreign operations; the effect and results of litigation, regulatory matters, environmental laws and regulations, settlements, audits, assessments, and contingencies; information technology risks, including the risk from cyberattack; acts of terrorism, war or political or civil unrest in the United States of elsewhere, including the Russian military invasion of Ukraine; operating hazards, natural disasters, weather-related impacts, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; global or national health concerns, including the outbreak of pandemics or epidemics such as the COVID-19 pandemic, including operational challenges, workforce challenges, and supply chain disruptions; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov. The risks and uncertainties referred to above are generally beyond our ability to control and we cannot predict all the risks and uncertainties that could cause our actual results to differ from those indicated by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and verbal forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.

Reconciliation of Non-GAAP Financial Measures

The Partnership includes in this release the non-GAAP financial measures Adjusted EBITDA, distributable cash flow, distribution coverage ratio, free cash flow, and net leverage ratio. Adjusted EBITDA is used as a supplemental financial measure by the Partnership’s management to:

•assess the Partnership’s ability to generate available cash sufficient to make distributions to the Partnership’s unitholders and general partner;
•evaluate the financial performance of its assets without regard to financing methods, capital structure or historical cost basis;
•measure operating performance and return on capital as compared to those of our competitors; and
•determine the Partnership’s ability to incur and service debt and fund capital expenditures.

The Partnership defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and before certain charges, including impairments, bad debt expense attributable to bankruptcy of customers, equity compensation, non-cash costs of compressors sold, gain on extinguishment of debt, write-off of unamortized financing costs, and excluding, severance and other non-recurring or unusual expenses or charges.

Distributable cash flow is used as a supplemental financial measure by the Partnership’s management, as it provides important information relating to the relationship between our financial operating performance and our cash distribution capability. Additionally, the Partnership uses distributable cash flow in setting forward expectations and in communications with the board of directors of our general partner. The Partnership defines distributable cash flow as Adjusted EBITDA less current income tax expense, maintenance capital expenditures, interest expense, and severance expense, plus non-cash interest expense.

The Partnership believes that the distribution coverage ratio provides important information relating to the relationship between the Partnership’s financial operating performance and its cash distribution capability. The Partnership defines the distribution coverage ratio as the ratio of distributable cash flow to the total quarterly distribution payable, which includes, as applicable, distributions payable on all outstanding common units, the general partner interest and the general partner’s incentive distribution rights.

The Partnership defines free cash flow as net cash provided by operating activities less capital expenditures, net of sales proceeds. Management primarily uses this metric to assess our ability to retire debt, evaluate our capacity to further invest and grow, and measure our performance as compared to our peer group of companies.

The Partnership defines net leverage ratio as net debt (the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding outstanding letters of credit) divided by Adjusted EBITDA for calculating net leverage (Adjusted EBITDA as reported externally adjusted for certain items to comply with its credit agreement) for the trailing twelve month period. Management primarily uses this metric to assess the Partnership’s ability to borrow, reduce debt, add to cash balances, pay distributions, and fund investing and financing activities.

These non-GAAP financial measures should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. These non-GAAP financial measures may not be comparable to Adjusted EBITDA, distributable cash flow, free cash flow or other similarly titled measures of other entities, as other entities may not calculate these non-GAAP financial measures in the same manner as CSI Compressco. Management compensates for the limitation of these non-GAAP financial measures as an analytical tool by reviewing the comparable U.S. GAAP measures, understanding the differences between the measures and incorporating this knowledge into management’s decision-making process. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that CSI Compressco has available for distributions or that the Partnership plans to distribute for a given period, nor should they be equated to available cash as defined in the Partnership’s partnership agreement.

Schedule A - Income Statement

Results of Operations (unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In Thousands, Except per Unit Amounts)
Revenues:
Contract services	$72,424	$71,457	$68,594	$284,049	$263,241
Aftermarket services	21,375	23,686	20,655	83,621	72,928
Equipment rentals	4,125	4,197	3,878	17,209	14,865
Equipment sales	347	367	842	1,249	2,364
Total revenues	98,271	99,707	93,969	386,128	353,398
Cost of revenues (excluding depreciation and amortization expense):
Cost of contract services	32,916	35,153	36,221	140,663	135,639
Cost of aftermarket services	17,015	18,202	16,148	66,355	58,199
Cost of equipment rentals	429	555	816	2,094	2,346
Cost of equipment sales	477	411	699	1,344	1,382
Total cost of revenues	50,837	54,321	53,884	210,456	197,566
Depreciation and amortization	20,216	19,256	19,659	77,409	78,231
Impairments and other charges	—	—	—	—	135
Selling, general, and administrative expense	13,596	11,686	10,080	47,552	42,563
Interest expense, net of capitalized interest	13,427	13,410	11,929	53,899	49,481
Other expense, net	1,454	1,772	374	2,519	2,904
Loss before taxes and discontinued operations	(1,259)	(738)	(1,957)	(5,707)	(17,482)
Provision for income taxes	2,088	209	2,289	3,773	4,786
Loss from continuing operations	(3,347)	(947)	(4,246)	(9,480)	(22,268)
Income from discontinued operations, net of taxes	—	—	—	—	173
Net loss	$(3,347)	$(947)	$(4,246)	$(9,480)	$(22,095)
Net loss per basic and diluted common unit	$(0.02)	$(0.01)	$(0.03)	$(0.07)	$(0.16)

Schedule B - Reconciliation of Net Loss to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio

    The following table reconciles net loss to Adjusted EBITDA, distributable cash flow and distribution coverage ratio for the three month periods ended December 31, 2023, September 30, 2023 and December 31, 2022 and the twelve month periods ended December 31, 2023 and December 31, 2022:

Results of Operations (unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In Thousands, Except Ratios)
Net loss	$(3,347)	$(947)	$(4,246)	$(9,480)	$(22,095)
Interest expense, net	13,427	13,410	11,929	53,899	49,481
Provision for income taxes	2,088	209	2,289	3,773	4,786
Depreciation and amortization	20,216	19,256	19,659	77,409	78,231
Impairments and other charges	—	—	—	—	135
Non-cash cost of compressors sold	478	411	699	1,345	1,382
Equity compensation	463	457	390	1,798	1,622
Transaction costs	1,278	—	—	1,278	210
Outside services costs related to unit disposals	—	—	—	155	—
Severance	64	88	199	277	432
Fire Damaged Unit	—	893	—	893	—
Provision for income taxes, depreciation, amortization and impairments attributed to discontinued operations	—	—	—	—	(173)
Other	—	62	440	430	440
Adjusted EBITDA	$34,667	$33,839	$31,359	$131,777	$114,451

Less:
Current income tax expense	1,373	352	2,124	3,431	4,410
Maintenance capital expenditures	4,905	6,105	4,305	21,313	18,028
Interest expense	13,427	13,410	11,929	53,899	49,481
Severance and other	1,342	88	199	1,806	642
Plus:
Non-cash items included in interest expense (1)	60	75	218	164	526
Distributable cash flow	$13,680	$13,959	$13,020	$51,492	$42,416

Cash distribution attributable to period	$1,412	$1,412	$1,412	$5,648	$5,648
Distribution coverage ratio	9.69x	9.89x	9.22x	9.12x	7.51x

(1) Non-cash interest expense previously reported for 2022 included $5.8 million of interest accrued that was ultimately settled in cash rather than settled as PIK as in 2021. This resulted in a $2.1 million reduction of distributable cash flow, from $13.1 million to $ 11.1 million, for the quarter ended September 30, 2022, and a total of $5.8 million for the year ended December 31, 2022.

Schedule C - Reconciliation of Net Cash Provided by Operating Activities Operations to Free Cash Flow

    The following table reconciles net cash provided by operating activities to free cash flow for the three month periods ended December 31, 2023, September 30, 2023 and December 31, 2022 and the twelve month periods ended on December 31, 2023 and December 31, 2022:

Results of Operations (unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(In Thousands)
Net cash provided by (used in) operating activities	$2,382	$35,162	$(8,420)	$62,170	$35,544
Capital expenditures, net of sales proceeds	(17,291)	(12,213)	(8,762)	(51,459)	(43,939)
Free cash flow	$(14,909)	$22,949	$(17,182)	$10,711	$(8,395)

Schedule D – Reconciliation of Net Loss to Adjusted EBITDA for Net Leverage Ratio Calculation (unaudited)
(In Thousands, Except Ratios)

Twelve Months Ended
December 31, 2023

Net loss	$(9,480)
Interest expense, net	53,899
Provision for income taxes	3,773
Depreciation and amortization	77,409
Non-cash cost of compressors sold	1,345
Equity compensation	1,798
Transaction costs	1,278
Outside services cost related to unit disposals	155
Provision for income taxes, depreciation, amortization and impairments attributed to discontinued operations	—
Fire damaged unit	893
Severance	277
Other	430
Adjusted EBITDA	$131,777

Debt Schedule	December 31, 2023

7.50% First Lien Notes	$400,000
10.000%/10.750% Second Lien Notes	172,717
Credit Facilities	56,765
Finance leases	13,092
Cash on Hand	(7,012)
Net Debt	$635,562

Net Leverage Ratio (Net Debt/Adjusted EBITDA for Net Leverage Calculation)	4.8x

Schedule E – Balance Sheet

	December 31, 2023	December 31, 2022
(In Thousands)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,012	$8,475
Trade accounts receivable, net of allowance for credit losses of $460 in 2023 and $736 in 2022	58,648	65,085
Trade receivable - affiliate	780	948
Inventories	44,932	45,902
Prepaid expenses and other current assets	8,651	7,905
Total current assets	120,023	128,315
Property, plant, and equipment:
Land and building	7,241	7,227
Compressors and equipment	1,134,451	1,103,657
Vehicles	8,783	8,640
Construction in progress	34,880	37,183
Total property, plant, and equipment	1,185,355	1,156,707
Less accumulated depreciation	(666,075)	(611,734)
Net property, plant, and equipment	519,280	544,973
Other assets:
Deferred tax asset	17	3
Intangible assets, net of accumulated amortization of $39,586 in 2023 and $36,627 in 2022	16,181	19,140
Operating lease right-of-use assets	28,244	27,205
Other assets	3,291	2,767
Total other assets	47,733	49,115
Total assets	$687,036	$722,403
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$21,996	$34,589
Unearned income	2,525	2,590
Accrued liabilities and other	45,851	47,076
Current liabilities associated with discontinued operations	—	—
Total current liabilities	70,372	84,255
Other liabilities:
Long-term debt, net	628,587	634,016
Deferred tax liabilities	1,768	1,245
Operating lease liabilities	19,526	19,419
Other long-term liabilities	5,642	8,742
Total other liabilities	655,523	663,422
Commitments and contingencies
Partners’ capital:
General partner interest	(1,690)	(1,618)
Common units (141,995,028 units issued and outstanding at December 31, 2023 and 141,237,462 units issued and outstanding at December 31, 2022)	(22,855)	(9,250)
Accumulated other comprehensive loss	(14,314)	(14,406)
Total partners’ capital (deficit)	(38,859)	(25,274)
Total liabilities and partners’ capital	$687,036	$722,403

Investor Contact for further information:
Jon Byers
CSI Compressco LP,
The Woodlands, Texas,
Phone: (281) 364-2279,
jon.byers@csicompressco.com
www.csicompressco.com